Dutch Bros Inc. Reports Third Quarter 2021 Financial Results
Surpassed 500 shops, Company-owned shops revenue expands 62.9%
Reiterates long-term potential of at least 4,000 shops nationwide

GRANTS PASS, OREGON - issued November 10, 2021, amended November 17, 2021 - Dutch Bros Inc. (NYSE: BROS), one of the fastest-growing brands in the food service and restaurant industry in the United States by location count, today reported financial results for the third quarter ended September 30, 2021. We also provided our fourth quarter 2021 financial outlook and our preliminary outlook for 2022 new shop openings.

Joth Ricci, Chief Executive Officer and President of Dutch Bros Inc., stated, “We are very pleased with the strength of our third quarter and year-to-date results which are exceeding the optimistic set of expectations we established going into 2021. While we are excited to have recently begun our journey as a public company, we are already focused on a clear set of growth-minded objectives that make Dutch Bros a national brand. This includes expanding what is already a strong pipeline of homegrown regional operators and combining that with a disciplined, people-led growth strategy that creates the potential for at least 4,000 shops nationwide. As we open new stores in both existing and new markets, we will provide our customers with unique drive-thru experiences based upon Speed, Quality and Service while solidifying our strong commitment to communities.”

Third Quarter 2021 Highlights:

•Surpassed 500 operating shops with our Hutto, Texas opening (Northeast of Austin).
•Opened 33 new shops, of which 30 were company-operated
•Total revenues grew 49.8% to $129.8 million as compared to the same period last year.
•Company-operated shops revenues increased 62.9% to $108.7 million as compared to $66.7 million in the same period last year.
•System same shop sales grew 7.3% in the third quarter and 10.7% on a two-year basis. Company-operated same shop sales grew 4.7% in the third quarter and 10.1% on a two-year basis.
•Company-operated shop gross profit grew 18.0% to $22.8 million as compared to $19.3 million in the same period last year. Company-operated contribution1, excluding pre-opening and COVID costs grew 23.8% to $27.1 million as compared to $21.9 million in the same period last year.
•Net income (loss) was $(117.1) million, or $(0.15) per diluted share as compared to $6.7 million in the same period last year. In the third quarter of 2021, we recognized $124.8 million of non-cash equity-based compensation related to our initial public offering.
•Adjusted net income1 was $11.0 million, or $0.07 adjusted net income per diluted share, as compared to $16.2 million in the same period last year.
•Adjusted EBITDA1 decreased 2.6% to $20.6 million as compared to $21.2 million in the same period last year. The decrease was primarily due to abnormally low systemwide discounts last year during the initial COVID-19 pandemic outbreak.

Initial Public Offering

On September 17, 2021, we successfully closed our initial public offering ("IPO") of 24,210,526 shares of Class A common stock, including the exercise in full of the underwriters’ option to purchase 3,157,894 additional shares, at a price to the public of $23.00 per share. Proceeds from the IPO were approximately $556.8 million, before deducting underwriting discounts and commissions and other offering expenses.

1Adjusted net income, Adjusted EBITDA, and Company-operated shop contribution are non-GAAP financial measures frequently used by analysts, investors and other interested parties to evaluate companies in our industry. However, our non-GAAP financial measures are not necessarily comparable to similarly titled captions of other companies due to different methods of calculation. Please see definitions and the reconciliation of these non-GAAP financial measures accompanying this release.

Our Class A common stock began trading on The New York Stock Exchange (“NYSE”) under the symbol “BROS” on September 15, 2021.

Outlook

For the fourth quarter, we are providing the following outlook:
•Total system shop openings are expected to be at least 30.
•Total revenue is projected to be in the range of $125.0 million - $128.0 million.
•Same shop sales are estimated in the mid single-digits.
•Adjusted EBITDA2 is projected to be in the range of $12.5 million - $13.5 million.

For the year 2022, we are providing the following preliminary outlook for new shop openings:
•Total system shop openings are expected to be at least 112.

Conference Call and Webcast Today

Joth Ricci, Chief Executive Officer and President, and Charles Jemley, Chief Financial Officer, will host a conference call and webcast to discuss financial results for the third quarter ended September 30, 2021 today at 5:00 p.m. Eastern Time (ET).

Event: Third Quarter 2021 Conference Call and Webcast
Date: Wednesday, November 10, 2021
Time: 5:00 p.m. ET
Dial In: 1-201-493-6779
Webcast: https://investors.dutchbros.com under “Events & Presentations”.

The webcast will be archived shortly after the conference call has concluded. We will also publish earnings presentation slides related to these financial results on our website https://investors.dutchbros.com under “Events & Presentations”.

About Dutch Bros Inc.

Dutch Bros (NYSE: BROS) is a high growth operator and franchisor of drive-thru shops that focus on serving high QUALITY, hand-crafted beverages with unparalleled SPEED and superior SERVICE. Founded in 1992 by brothers Dane and Travis Boersma, Dutch Bros began with a double-head espresso machine and a pushcart in Grants Pass, Oregon. While espresso-based beverages are still at the core of what we do, Dutch Bros now offers a wide variety of unique, customizable cold and hot beverages that delight a broad array of customers. We believe Dutch Bros is more than just the products we serve—we are dedicated to making a massive difference in the lives of our employees, customers and communities. This combination of hand-crafted and high-quality beverages, our unique drive-thru experience and our community-driven, people-first culture has allowed us to successfully open new shops and continue to share the “Dutch Luv” at more than 500 locations across 11 states as of September 30, 2021.

To learn more about Dutch Bros, visit www.dutchbros.com, follow Dutch Bros Coffee on Instagram, Facebook, Twitter, & TikTok, and download the Dutch Bros app to earn points and score rewards!

Forward-Looking Statements

In addition to historical information, this release may contain a number of “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include,
2We have not reconciled guidance for Adjusted EBITDA to the corresponding GAAP financial measure because we do not provide guidance for the various reconciling items. We are unable to provide guidance for these reconciling items because we cannot determine their probable significance, as certain items are outside of our control and cannot be reasonably predicted due to the fact that these items could vary significantly from period to period. Accordingly, reconciliations to the corresponding GAAP financial measure is not available without unreasonable effort.

without limitation, information concerning Dutch Bros’ possible or assumed future results of operations, new shop openings, business strategies, competitive position, industry environment, potential growth opportunities and the effects of regulation. These statements are based on Dutch Bros’ current expectations and beliefs, as well as a number of assumptions concerning future events. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “should,” “future,” “guidance,” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Dutch Bros’ control that could cause actual results to differ materially from the results discussed in the forward-looking statements, including those related to the evolving COVID-19 pandemic, disruptions in our supply chain, ability to hire and retain employees; and other risks, including those described under the heading “Risk Factors” in our final prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b)(4) under the Securities Act of 1933, as amended, dated September 16, 2021 and in our future reports to be filed with the SEC, including our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021. Forward-looking statements contained in this press release are made as of this date, and Dutch Bros undertakes no duty to update such information except as required under applicable law

For Investor Relations inquiries:
Raphael Gross
ICR
(203) 682-8253
investors@dutchbros.com

For Media Relations inquiries:
Jessical Liddell
ICR
(203) 682-8208
jessica.liddell@icrinc.com

DUTCH BROS INC.
Condensed Consolidated Statements of Operations

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share amounts; unaudited)	2021	2020	2021	2020
REVENUES
Company-operated stores	$108,661	$66,695	$289,548	$175,767
Franchising and other	21,142	19,963	68,248	61,750
Total revenues	129,803	86,658	357,796	237,517

COSTS AND EXPENSES
Cost of sales	91,060	52,502	239,869	147,431
Selling, general and administrative	153,727	26,197	223,595	74,497
Total costs and expenses	244,787	78,699	463,464	221,928

INCOME (LOSS) FROM OPERATIONS	(114,984)	7,959	(105,668)	15,589

OTHER EXPENSE
Interest expense, net	(2,393)	(950)	(5,248)	(2,650)
Other expense, net	(1,041)	(353)	(1,099)	(669)
Total other expense	(3,434)	(1,303)	(6,347)	(3,319)

INCOME (LOSS) BEFORE INCOME TAXES	(118,418)	6,656	(112,015)	12,270
Income tax expense (benefit)	(1,280)	—	(716)	338
NET INCOME (LOSS)	$(117,138)	$6,656	$(111,299)	$11,932
Less: Net loss attributable to Dutch Bros OpCo prior to the Reorganization Transactions	(74,441)	—	(68,602)	—
Less: Net loss attributable to non-controlling interests	(35,959)	—	(35,959)	—
NET INCOME (LOSS) ATTRIBUTABLE TO DUTCH BROS INC.	$(6,738)	$6,656	$(6,738)	$11,932
Net loss per share of Class A and Class D common stock:
Basic	$(0.15)	N/A	$(0.15)	N/A
Diluted	$(0.15)	N/A	$(0.15)	N/A
Weighted-average shares of Class A and Class D common stock outstanding:
Basic	44,991	N/A	44,991	N/A
Diluted	47,232	N/A	47,232	N/A

DUTCH BROS INC.
Segment Financials

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands; unaudited)	2021	2020	2021	2020
Revenues:
Company-operated shops	$108,661	$66,695	$289,548	$175,767
Franchising and other	21,142	19,963	68,248	61,750
Total revenues	129,803	86,658	357,796	237,517
Cost of Sales:
Company-operated shops	85,853	47,374	220,510	129,392
Franchising and other	5,207	5,128	19,359	18,039
Total cost of sales	91,060	52,502	239,869	147,431
Segment profit:
Company-operated shops	22,808	19,321	69,038	46,375
Franchising and other	15,935	14,835	48,889	43,711
Total gross profit	38,743	34,156	117,927	90,086
Selling, general and administrative	(153,727)	(26,197)	(223,595)	(74,497)
Interest expense, net	(2,393)	(950)	(5,248)	(2,650)
Other expense, net	(1,041)	(353)	(1,099)	(669)
Income (loss) before income taxes	$(118,418)	$6,656	$(112,015)	$12,270
Depreciation and amortization:
Company-operated shops	$4,294	$2,564	$11,038	$6,907
Franchising and other	1,703	1,156	4,728	3,129
All other	699	347	1,961	1,120
Total depreciation and amortization	$6,696	$4,067	$17,727	$11,156

DUTCH BROS INC.
Company-Operated Shop Results

	Three Months Ended September 30,				Nine Months Ended September 30,
(in thousands; unaudited)	2021		2020		2021		2020
	$	%	$	%	$	%	$	%
Company-operated shop revenue	108,661	100.0	66,695	100.0	289,548	100.0	175,767	100.0

Beverage, food and packaging costs	27,846	25.6	14,618	21.9	71,564	24.7	39,047	22.2
Labor costs	33,610	30.9	18,800	28.2	88,798	30.7	51,205	29.1
Occupancy and other costs	17,041	15.7	9,789	14.7	42,484	14.7	26,549	15.1
Pre-opening costs	3,062	2.8	1,603	2.4	6,626	2.3	5,684	3.2
Depreciation	4,294	4.0	2,564	3.8	11,038	3.8	6,907	3.9
Company-operated shop gross profit	22,808	21.0	19,321	29.0	69,038	23.8	46,375	26.4
Company-operated shop contribution [1]	27,102	24.9	21,885	32.8	80,076	27.7	53,282	30.3

1 Reconciliation of GAAP to non-GAAP results are provided below in the “Reconciliation of GAAP Financial Metrics to Non-GAAP” section of this press release.

DUTCH BROS INC.
Summary Cash Flows Data

	Nine Months Ended September 30,
(in thousands; unaudited)	2021	2020
Net cash flows provided by operating activities	$72,304	$42,664
Net cash flows used in investing activities	(76,781)	(25,488)
Net cash provided by (used in) financing activities	(1,300)	4,694
Net increase (decrease) in cash	$(5,777)	$21,870
Cash and cash equivalents at beginning of period	31,640	15,584
Cash and cash equivalents at end of period	$25,863	$37,454

DUTCH BROS INC.
Condensed Consolidated Balance Sheets

	As of
(in thousands; unaudited)	September 30, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$25,863	$31,640
Accounts receivable, net	11,019	10,837
Inventory	18,494	15,580
Prepaid expenses and other current assets	7,152	5,015
Total current assets	62,528	63,072
Property and equipment, net	250,110	165,423
Intangibles, net	12,054	11,323
Goodwill	18,715	18,075
Deferred income tax asset	158,663	—
Other long-term assets	1,562	1,766
Total assets	$503,632	$259,659
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$24,605	$16,092
Accrued expenses	17,924	10,036
Other current liabilities	5,041	1,429
Deferred revenue	17,177	11,192
Line of credit	34,053	15,000
Current portion of capital lease obligations	3,060	2,331
Current portion of long-term debt	101	3,788
Total current liabilities	101,961	59,868
Deferred revenue, net of current portion	4,378	4,746
Tax receivable agreements liability, net of current portion	109,733	—
Capital lease obligations, net of current portion	72,348	49,637
Long-term debt, net of current portion	2,035	24,367
Profits interest liability	—	41,845
Deferred rent	2,983	2,740
Other long-term liabilities	572	466
Total liabilities	294,010	183,669
Equity:
Members’ equity	—	75,990
Common stock	2	—
Additional paid in capital	101,614	—
Retained earnings (deficit)	(6,738)	—
Total stockholders' equity attributable to Dutch Bros Inc. / members’ equity	94,878	75,990
Non-controlling interests	114,744	—
Total equity	209,622	75,990
Total liabilities and equity	$503,632	$259,659

DUTCH BROS INC.
Select Financial Metrics

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except number of shops data; unaudited)	2021	2020	2021	2020
Shop count, beginning of period
Company-operated	207	146	182	118
Franchised	264	255	259	252
	471	401	441	370
Company-operated new openings	30	11	52	39
Franchised new openings	3	3	11	7
Ownership transfers	4	—	7	—
Closures [1]	(1)	—	(1)	(1)
Shop count, end of period
Company-operated	241	157	241	157
Franchised	262	258	262	258
Total shop count	503	415	503	415

Average unit volume (AUV) [2]	N/A	N/A	1,808	1,653
Company-operated shops	N/A	N/A	1,699	1,462

Same shop sales growth	7.3%	2.4%	8.0%	0.6%
Company-operated shops	4.7%	2.5%	8.3%	(0.5)%

Company-operated shop revenue	108,661	66,695	289,548	175,767
Company-operated gross profit [3]	22,808	19,321	69,038	46,375
Company-operated shop contribution [3]	27,102	21,885	80,076	53,282
% of company-operated shop revenue	24.9%	32.8%	27.7%	30.3%

Net income (loss) [3]	(117,138)	6,656	(111,299)	11,932
Adjusted EBITDA [3]	20,647	21,195	68,803	56,720
% of revenue	15.9%	24.5%	19.2%	23.9%

Systemwide sales [4]	241,254	182,094	673,297	511,866
Dutch Rewards member activations [5]	509	—	2,738	—
___________
1 Represents a temporary shop closure in 2021 and a permanent shop closure in 2020.

2 At Dutch Bros we track systemwide and company-operated shop AUVs. AUVs for any trailing twelve-month period consist of the net sales of systemwide and company-operated shops, respectively, for all shops that have been open for the entire 15-month measurement period. AUVs are calculated by dividing the total net sales by the total number of systemwide and company-operated shops, respectively, that were open for 15 months at the time of AUV calculation.

3 Reconciliation of GAAP to non-GAAP results is provided in “Non-GAAP Financial Metrics” section.

4 Systemwide sales and systemwide same shop sales include company-operated shop revenue and sales at franchised shops during the comparable periods noted. As these metrics include sales reported to us by our non-consolidated franchise partners, these metrics should be considered as a supplement to, not a substitute for, our results as reported under GAAP.

5 Dutch Rewards, a digitally-based rewards program available exclusively through the Dutch Rewards app, was launched February 2021. As such, there is no information for the comparable periods of 2020.

Use of Non-GAAP Financial Results

In addition to U.S. GAAP results, this press release contains non-GAAP financial results, including adjusted net income, EBITDA and Adjusted EBITDA. We use these non-GAAP measures to help us evaluate our business, measure our performance, identify trends affecting our business, formulate business plans and make strategic decisions. In addition to our results determined in accordance with GAAP, we believe that providing these non-GAAP financial measures are useful to our investors as they present an informative supplemental view of our results from period to period by removing the effect of non-recurring items.

However, the non-GAAP financial measures presented herein are specific to us and may not be comparable to similar measures disclosed by other companies because of differing methods used by other companies in calculating them. These measures are also not intended to be measures of free cash flow for management’s discretionary use, as they do not reflect tax payments, debt service requirements and certain other cash costs that may recur in the future, including, among other things, cash requirements for working capital needs. Management compensates for these limitations by relying on our GAAP results in addition to using these non-GAAP financial measures. The non-GAAP financial measures should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

Company-operated shop contribution
Company-operated shop contribution, a non-GAAP financial measure, is defined as net sales less beverage, food and packaging costs, labor, occupancy and other costs, and pre-opening costs. Company-operated shop contribution is included in this press release because it is a key metric used by management and our board of directors to assess our financial performance, frequently used by analysts, investors and other interested parties to evaluate companies in our industry.

EBITDA and Adjusted EBITDA
We define EBITDA, a non-GAAP financial measure, as GAAP net income (loss) adjusted for interest income or expense, income tax expense (benefit) and other income or expense, depreciation and amortization. Additionally, we define Adjusted EBITDA, a non-GAAP financial measure, as EBITDA adjusted for equity-based compensation, expenses related to public or private offerings, pandemic-related costs, and other non-recurring items as determined by management. EBITDA and Adjusted EBITDA are included in this press release because they are key metrics used by management and our board of directors to assess our financial performance, frequently used by analysts, investors, and other interested parties to evaluate companies in our industry.

Adjusted Net Income

We define Adjusted Net Income, a non-GAAP financial measure, as GAAP net income (loss) adjusted for equity-based compensation, expenses related to public or private offerings, pandemic-related costs, and other non-recurring items as determined by management, net of income tax effects. Adjusted Net Income is included in this press release because it is a key metric used by management and our board of directors to assess our financial performance, and is frequently used by analysts, investors, and other interested parties to evaluate companies in our industry.

Adjusted net income per fully exchanged share of common stock - diluted

We define Adjusted net income per fully exchanged share of common stock - diluted, a non-GAAP financial measure, as GAAP net loss per share of Class A and Class D common stock - diluted adjusted for the removal of allocation for non-controlling and controlling interests, and per share impacts of net income (loss) adjustments. Adjusted net income per fully exchanged share of common stock - diluted is included in this press release because it is a key metric used by management and our board of directors to assess our financial performance, and is frequently used by analysts, investors, and other interested parties to evaluate companies in our industry.

Following are the reconciliations of the most comparable GAAP metric to non-GAAP metrics presented:

DUTCH BROS INC.
Reconciliation of GAAP Financial Metrics to Non-GAAP

Reconciliation of company-operated shop gross profit to company-operated shop contribution

	Three Months Ended September 30,				Nine Months Ended September 30,
	2021		2020		2021		2020
(in thousands; unaudited)	$	%	$	%	$	%	$	%
Company-operated shop gross profit	$22,808	21.0	$19,321	29.0	$69,038	23.8	$46,375	26.4
Depreciation	4,294	4.0	2,564	3.8	11,038	3.8	6,907	3.9
Company-operated shop contribution	$27,102	24.9	$21,885	32.8	$80,076	27.7	$53,282	30.3

Reconciliation of net income (loss) to EBITDA and adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands; unaudited)	2021	2020	2021	2020
Net income (loss)	$(117,138)	$6,656	$(111,299)	$11,932
Depreciation and amortization	6,696	4,067	17,727	11,156
Interest expense, net	2,393	950	5,248	2,650
Income tax expense (benefit)	(1,280)	—	(716)	338
EBITDA	$(109,329)	$11,673	$(89,040)	$26,076

Equity-based compensation [1]	124,779	9,815	147,761	23,372
Expenses associated with equity offering [2]	3,332	—	5,661	—
Donation associated with equity offering [3]	1,392	—	1,392	—
COVID-19: "thank you” pay and catastrophic leave [4]	473	218	3,029	3,242
COVID-19: royalty abatement [5]	—	—	—	1,400
COVID-19: first responder donation [6]	—	—	—	2,000
Dutch Rewards transition [7]	—	(1,250)	—	(1,292)
Dutchwear merchandising adjustment [8]	—	739	—	1,922
Adjusted EBITDA	$20,647	$21,195	$68,803	$56,720

Adjusted EBITDA margin [9]	15.9%	24.5%	19.2%	23.9%
__________
1 Represents non-cash expenses related to the grant and vesting of stock awards, restricted stock awards and restricted stock units in Dutch Bros Inc. and/or Profits Interest Units in Dutch Bros OpCo to certain employees. These awards are accounted for in accordance with guidance prescribed for accounting for share-based compensation.

2 Represents costs incurred as a result of our IPO. These costs include legal fees, consulting fees, tax and accounting fees, and payroll taxes related to the grant and vesting of stock awards for certain employees.

3 As part of our IPO, we made a one-time donation to the Dutch Bros Foundation. This donation is separate from other donations to the Dutch Bros Foundation that we may periodically make.

4 Represents costs related to two separate programs established to support employees during the COVID-19 pandemic. We implemented an hourly wage supplement program for shop employees who continued to work while their state or county was under a stay at home order or similar lockdown requirement. This program lasted in various markets until April 2021. We also established a catastrophic leave policy that provided paid leave to employees who were required to quarantine due to in-shop exposures and could not work their regular hours. All COVID-19-related protocols, including catastrophic leave, will remain in effect until the end of the COVID-19 pandemic as determined by the appropriate government agency.

5 In April 2020, we permitted franchise partners to skip one month of royalty payments to support their cash flow needs. We discontinued this support one month later in May 2020.

6 During 2020, we made specific donations to the First Responders First organization to support the acquisition and distribution of personal protective equipment for first responders.

7 We recorded a benefit related to our transition from a paper-based stamp card loyalty program to our current app-based loyalty rewards program.

8 During 2020, we incurred a series of one-time costs associated with the strategic decision to exit our internal merchandising business related to Dutch-branded goods such as mugs and cups. These costs include write-off and disposal of obsolete inventory and severance for staff dedicated to in-house support services related to our Dutchwear business.

9 Calculated as a percentage of total revenue.

Reconciliation of net income (loss) to adjusted net income and weighted-average shares of Class A and Class D common stock outstanding - diluted to adjusted fully exchanged weighted-average shares of common stock outstanding - diluted

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands; unaudited)	2021	2020	2021	2020
Numerator
Net income (loss)	$(117,138)	$6,656	$(111,299)	$11,932
Equity-based compensation [1]	124,779	9,815	147,761	23,372
Expenses associated with equity offering [2]	3,332	—	5,661	—
Donation associated with equity offering [3]	1,392	—	1,392	—
COVID-19: "thank you pay" and catastrophic leave [4]	473	218	3,029	3,242
COVID-19: royalty abatement [5]	—	—	—	1,400
COVID-19: first responder donation [6]	—	—	—	2,000
Dutch Rewards transition [7]	—	(1,250)	—	(1,292)
Dutchwear merchandising adjustment [8]	—	739	—	1,922
Income tax effects	(1,793)	—	(1,793)	—
Adjusted net income	$11,045	$16,178	$44,751	$42,576

Denominator
Weighted-average shares of Class A and Class D common stock outstanding - diluted	47,232	N/A	47,232	N/A
Assumed exchange of weighted-average Class B and Class C shares of common stock [9]	121,692		121,692
Adjusted fully exchanged weighted-average shares of common stock outstanding - diluted	168,924	N/A	168,924	N/A

Adjusted Net income per fully exchanged share of common stock - diluted	$0.07	N/A	$0.26	N/A
___________
1 Represents non-cash expenses related to the grant and vesting of stock awards, restricted stock awards and restricted stock units in Dutch Bros PubCo and/or Profits Interest Units in Dutch Bros OpCo to certain employees. These awards are accounted for in accordance with guidance prescribed for accounting for share-based compensation.

2 Represents costs incurred as a result of our IPO. These costs include legal fees, consulting fees, tax and accounting fees, and payroll taxes related to the grant and vesting of stock awards for certain employees.

3 As part of our IPO, we made a donation to the Dutch Bros Foundation. This donation is separate from other donations to the Dutch Bros Foundation that we may periodically make.

4 Represents costs related to two separate programs established to support employees during the COVID-19 pandemic. We implemented an hourly wage supplement program for shop employees who continued to work while their state or county was under a stay at home order or similar lockdown requirement. This program lasted in various markets until April 2021. We also established a catastrophic leave policy that provided paid leave to employees who were required to quarantine due to in-shop exposures and could not work their regular hours. All COVID-19-related protocols, including catastrophic leave, will remain in effect until the end of the COVID-19 pandemic as determined by the appropriate government agency.

5 In April 2020, we permitted franchise partners to skip one month of royalty payments to support their cash flow needs. We discontinued this support one month later in May 2020.

6 During 2020, we made specific donations to the First Responders First organization to support the acquisition and distribution of personal protective equipment for first responders.

7 We recorded a benefit related to our transition from a paper-based stamp card loyalty program to our current app-based loyalty rewards program.

8 During 2020, we incurred a series of one-time costs associated with the strategic decision to exit our internal merchandising business related to Dutch-branded goods such as mugs and cups. These costs include write-off and disposal of obsolete inventory and severance for staff dedicated to in-house support services related to our Dutchwear business.
9 Assumes the full exchange of our outstanding weighted-average shares of Class B and Class C common stock.

Reconciliation of Net loss per share of Class A and Class D common stock - diluted to Adjusted net income per fully exchanged share of common stock - diluted

	Three Months Ended September 30,		Nine Months Ended September 30,
(unaudited)	2021	2020	2021	2020
Net loss per share of Class A and Class D common stock - diluted	$(0.15)	N/A	$(0.15)	N/A
Removal of allocation for non-controlling and controlling interest [1]	(0.54)		(0.51)
Non-GAAP adjustments [2]	0.76		0.92
Adjusted Net income per fully exchanged share of common stock - diluted	$0.07	N/A	$0.26	N/A
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1 Represents the removal of the per share impacts for the allocation of our net income to non-controlling and controlling interests.

2 Represents the per share impact of non-GAAP adjustments for each period. Refer to the reconciliation of net income (loss) adjusted net income above.